UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2014
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5200 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices, including zip code)
(408) 567-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE

Item 8.01.    Other Events.

The Board of Directors of Aviat Networks, Inc. (the “Company”), has appointed Charles D. Kissner as the new Executive Chairman of the Company, effective July 25, 2014.
A copy of the press release regarding the appointment of Mr. Kissner as Executive Chairman is attached hereto as Exhibit 99.1 and is incorporated by reference.
In connection with the appointment of Mr. Kissner as Executive Chairman, the Company and Mr. Kissner entered into a Letter Agreement (the “Letter Agreement”), effective as of July 25, 2014. A copy of the Letter Agreement is attached as Exhibit 10.1 and is incorporated by reference. The following description is not a complete description of all of the terms of the Letter Agreement, which investors should read in its entirety.
As compensation for the additional duties as Executive Chairman, the Company shall grant Mr. Kissner $110,000 in stock options, to vest quarterly over the first year from the date of grant. The number of stock options to be granted will be based on the fair value of the grant determined under the same principles used by the Company for financial reporting. In addition, in the event of a change in control prior to vesting, the stock options will fully vest on the date of the change in control.
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement, dated July 25, 2014, between Aviat Networks, Inc. and Charles D. Kissner

99.1	Press Release, issued by Aviat Networks, Inc. on July 25, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
By:	/s/ Edward J. Hayes, Jr.
	Name:	Edward J. Hayes, Jr.
	Title:	Senior Vice President and Chief Financial Officer
Date: July 28, 2014

EXHIBIT INDEX

Exhibit No. Under Regulation S-K, Item 601	Description

10.1	Letter Agreement, dated July 25, 2014, between Aviat Networks, Inc. and Charles D. Kissner
99.1	Press Release, issued by Aviat Networks, Inc. on July 25, 2014.